UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 21, 2020

MILESTONE PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Québec	001-38899	Not applicable
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Dr. Frederik-Philips Boulevard, Suite 420
Montréal, Québec CA		H4M 2X6
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (514) 336-0444

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	MIST	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

On September 21, 2020, the Board of Directors (the “Board”) of Milestone Pharmaceuticals Inc. (the “Company”), upon the recommendation of the Nominating & Corporate Governance Committee of the Board, voted to elect Lisa M. Giles and Robert J. Wills, Ph.D. to the Board, effective as of October 1, 2020 (the “Effective Date”). Ms. Giles’ and Dr. Wills’ terms as directors will expire at the Company’s 2021 annual meeting of shareholders. Ms. Giles will also serve as a member of the Audit Committee of the Board, replacing Debra Liebert, who will continue to serve on the Board and the Compensation Committee, and Dr. Wills will serve as a member of the Nominating & Corporate Governance Committee of the Board.

Ms. Giles has over 35 years of extensive and significant experience in the pharmaceutical, diagnostic, and device industries, including enterprise strategic planning, R&D and Commercial planning, operations, and business development. She is the founder, managing director and Chief Executive Officer of Giles & Associates Consultancy, Inc., and has served on the board of directors of GenMark Diagnostics, Inc. (Nasdaq: GNMK) since March 2015 and the Northwestern Memorial Foundation since 2013. Since 2013, Ms. Giles has also been the CEO of Optivara, Inc. a software as a service (SaaS) company serving the life sciences industry. She also previously served as a member of the board of directors of Durata Therapeutics, Inc. (Nasdaq: DRTX) from 2012 to 2014, and as a board member for Intranasal Therapeutics, Inc. from 2005 to 2006. Prior to founding Giles & Associates Consultancy, Inc., Ms. Giles was the Vice President of Strategy Development at G.D. Searle Pharmaceutics, Monsanto, and held various leadership roles with Abbott Laboratories (NYSE: ABT). Ms. Giles received her B.S. in economics from Juniata College, and completed executive management programs at Stanford University and the University of Chicago.

Dr. Wills has over 35 years of extensive and significant experience in the pharmaceutical industry, including preclinical and clinical research and development, business development and strategic partnering. Dr. Wills served in a variety of executive roles for Johnson & Johnson (“J&J”) a medical devices, pharmaceutical and consumer goods manufacturing company, from December 1989 to February 2015 and recently served as Vice President, Alliance Manager where he was responsible for managing strategic alliances for J&J’s Pharmaceutical Group worldwide since 2002. Prior to this, Dr. Wills spent 22 years in pharmaceutical drug development, 12 of which were at J&J and 10 of which were at Hoffmann-La Roche Inc. Before assuming his role as Vice President, Alliance Manager at J&J, Dr. Wills served as Senior Vice President Global Development at J&J where he was responsible for its late stage development pipeline and was a member of several internal commercial and research and development operating boards. Dr. Wills has been a member of the board of directors of CymaBay Therapeutics, Inc. (NASDAQ: CBAY) since March 2015 and its chairman since October 2015, and has served on the board of directors of Oncternal Therapeutics, Inc. (NASDAQ: ONCT) since June 2019, Parion Sciences, Inc. since December 2015, and Go Therapeutics, Inc. since October 2017. Dr. Wills was previously a member of the board of directors of GTx, Inc., where he served as Executive Chairman and Chair of the Scientific and Development Committee. Dr. Wills holds a B.S. in Biochemistry and a M.S. in Pharmaceutics from the University of Wisconsin and a Ph.D. in Pharmaceutics from the University of Texas.

There are no arrangements or understandings between either Ms. Giles or Dr. Wills and any other person pursuant to which either Ms. Giles or Dr. Wills was elected as a director. Neither Ms. Giles nor Dr. Wills has any family relationships with any of the Company’s directors or executive officers, and neither has a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Pursuant to the terms of the Company’s Non-Employee Director Compensation Policy (as amended to date, the “Compensation Policy”), Ms. Giles will receive (i) annual cash compensation of $35,000 for her service as a director and (ii) annual cash compensation of $7,500 for her service as a member of the Audit Committee. Dr. Wills will receive (i) annual cash compensation of $35,000 for his service as a director and (ii) annual cash compensation of $4,000 for his service as a member of the Nominating & Corporate Governance Committee. Additionally, pursuant to the Compensation Policy, Ms. Giles and Dr. Wills will each be granted an option to purchase up to 30,000 common shares of the Company (the “Initial Grants”) upon the effective date of their appointment to the Board. The Initial Grants will vest in equal monthly installments over three years from the date of grant, subject to such director’s continued service as a director or otherwise as an employee or consultant to the Company through the applicable vesting dates. The Initial Grants are subject to the terms of the Company’s 2019 Equity Incentive Plan and the Company’s form of United States stock option grant notice and stock option award agreement thereunder. Furthermore, Ms. Giles and Dr. Wills are each entitled to receive additional annual equity awards in accordance with the terms and conditions of the Compensation Policy. The Company will also reimburse reasonable out-of-pocket expenses incurred by Ms. Giles and Dr. Wills for their attendance at meetings of the Board or any committee thereof.

In connection with their respective appointments to the Board, Ms. Giles and Dr. Wills have each entered into the Company’s standard form of indemnity agreement, a copy of which was filed as Exhibit 10.14 to the Registration Statement on Form S-1 (File No. 333-230846) filed with the Securities and Exchange Commission on April 12, 2019.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press release, dated September 22, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILESTONE PHARMACEUTICALS INC.

Date: September 22, 2020	By:	/s/ Amit Hasija
Amit Hasija
Chief Financial Officer Principal Financial Officer